Exhibit 10.39

                             ADVANCED MICRO DEVICES

                                       and

                         PATRIOT SCIENTIFIC CORPORATION

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                       PATENT PORTFOLIO LICENSE AGREEMENT

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THIS AGREEMENT made and entered into this February 21, 2005 (the Effective Date)
by and between Patriot Scientific Corp., a Delaware corporation having an office at 10989 Via Frontera, San Diego, California 92127 (hereinafter "PTSC") and Advanced Micro Devices Inc. a Delaware corporation, having an office at 5204
East Ben White, Austin, Texas 78741 (hereinafter "Licensee") including Spansion Inc. and all current Affiliates of AMD and Affiliates formed by AMD over the course of this Agreement for which AMD owns or controls more than 50% of the shares, board seats, or equity in the entity. This Agreement shall apply to all current AMD Affiliates, in the same manner it applies to AMD, for the term of this Agreement even if these legal entities cease in the future to be an "Affiliate" of AMD, as defined above.

      WHEREAS, PTSC owns certain U.S. patent rights, as defined herein, relating to high performance, low cost microprocessors and has the right to enter into the Agreement and grant the license granted herein;

      WHEREAS, PTSC is involved in litigation to enforce PTSC Patent Rights (defined herein) in the U.S. District Court for the Northern District of California (PTSC v. Fujitsu et al, No. C035787SBA and Intel v. PTSC, No. C040439SBA) and to correct inventorship of same (PTSC v. Moore et al, No. C0400618JF) (the "Pending Litigations").

      WHEREAS, Licensee desires to obtain a license to PTSC Patent Rights to avoid litigation and has the right to enter into this Agreement; and

      WHEREAS, PTSC is willing to grant Licensee such an license upon the terms and conditions set forth herein.

      NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.0 -- PTSC Patent Rights

      1.1 "Other Patents" shall mean all Patents, not including the patents covered by PTSC Patent Rights, in any country of the world including all reissues, divisions, renewals, reexaminations, extensions, provisionals, continuations, continuing prosecution applications and continuations-in-part thereof, in each case then owned (in whole or in part) or otherwise controlled by PTSC. Other Patents shall include all Patents to which PTSC has the right to grant sublicenses at any time up until five years from the Effective Date of this Agreement, provided, however, that if such right to grant sublicenses is subject to payment to a third party (other than a PTSC Subsidiary, agent, or an employee of PTSC or a PTSC Subsidiary), such Patent or patentable invention will be deemed to be a Licensed Patent only if LICENSEE agrees to bear such payment or otherwise arranges terms with the third party that removes the obligation of payment on PTSC.

      1.2 "PTSC Patent Rights" shall mean: the U.S. Patents listed in Appendix A attached hereto and made a part hereof and any continuation, continuation-in-part or divisional of any such application, the patents issuing thereon, and any reissue, reexamination or extension of any such patent, and any patent application or patent corresponding to such patents which are filed or hereinafter issued in any country;


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      1.3 "Patents" shall mean all classes and types of patents, design patents, utility models, invention disclosures, or like instruments conferring similar rights (filed or issued) and all applications therefore in all countries of the world.

2.0 -- Confidentiality

      2.1 Confidential Information. For a period of seven (7) years following first disclosure thereof, each party shall maintain in confidence the confidential information of the other party (including samples) disclosed by the other party and identified as, or acknowledged to be confidential (the "Confidential Information") at the time of disclosure, and shall not use, disclose or grant the use of the Confidential Information except as licensed herein or on a need-to-know basis to those directors, officers, affiliates, employees, permitted licensees, permitted assignees and agents, consultants, clinical investigators, contractors, or other people or entities reasonably needed in connection with such party's activities as expressly authorized by the Agreement. To the extent that disclosure is authorized by the Agreement, prior to disclosure, each party hereto shall obtain agreement of any such Persons to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by the Agreement.

      2.2 Permitted Disclosures. Except as otherwise set forth in Section 7.2 herein, the confidentiality obligations contained in Section 2.1 above shall not apply to the extent that (a) any receiving party (the "Recipient") is required (i) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that
      (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder; or (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any party to the Agreement and not under a duty of confidentiality to the other party.

      2.3 Terms of the Agreement. Except as otherwise provided in Section 2.2 and Section 7.2 hereof, or as required in order to operate in accordance with applicable laws and regulations (e.g., disclosure to legal counsel, accounting firms, etc.), LICENSEE shall not disclose any terms or conditions of the Agreement to any third party without the prior consent of PTSC. Notwithstanding the foregoing, during the term of this Agreement, LICENSEE may disclose that it holds a non-exclusive license to PTSC Patents Rights and Other Patents.


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      2.4 Proprietary Rights. All ownership of patent rights, copyrights, trade secret rights and other proprietary rights in the PTSC Patent Rights and Other Patents shall remain with PTSC and their licensors, and no right or license is granted to LICENSEE hereunder except for the non-exclusive grants and covenants expressly set forth in Section 4.1 (a), (b), (c), and
      (d) hereof.

3.0 - [***]*

      3.1 [***]*.

4.0 -- License Grant and Release

      4.1(a) PTSC hereby grants and agrees to grant to Licensee, and Licensee accepts, a perpetual, irrevocable, worldwide, royalty-free, fully-paid-up non-exclusive license under PTSC Patent Rights to practice the inventions covered thereby in any manner and to make, use, have made, offer for sale, import, and sell all products and services related thereto until the expiration of the last to expire patent included in the PTSC Patent Rights.

      4.1(b) PTSC hereby grants and agrees to grant to Licensee, and Licensee accepts, a perpetual, irrevocable, worldwide, royalty-free, fully-paid-up non-exclusive covenant not to assert under all Other Patents to practice the inventions covered thereby in any manner and to make, use, have made, offer for sale, import, and sell all products and services related thereto until the expiration of the last to expire patent included in the Other Patents.

      4.1(c) The foregoing license grant and covenant of Sections 4.1(a) and 4.1(b) will extend to Licensee's customers who make, use, import, offer to sell or sell products incorporating products purchased from Licensee where any of the foregoing activities would, in the absence of a license, infringe the PTSC Patent Rights or Other Patents.

      4.1(d) PTSC hereby releases and discharges Licensee from all claims and damages it may have against Licensee and its customers for past infringement of PTSC Patent Rights or Other Patents.

      4.1(e) For avoidance of any confusion, all third parties and individuals that are not LICENSEE or Affiliates of LICENSEE as set forth herein obtain no benefit from the license rights and covenants set forth herein unless:
      (i) they are secured by AMD as partners or contractors of AMD doing work for AMD so that AMD can exercise its rights under this Agreement or the Ignite License Agreement (e.g., joint designs, foundries, etc.), and even then the licenses and covenants applicable to these entities under this Agreement shall extend only to the work done in conjunction with AMD; or
      (ii) these parties have bought a product or service from AMD that is licensed herein and/or subject to a covenant under this Section 4, in which case the licenses and covenants shall only apply to that product and service secured from AMD. AMD shall have no right to sublicense the rights set forth herein independent of the products, joint collaboration, or services that AMD provides. For further clarification, royalties are due only under the Ignite License Agreement and then only for product that incorporates or uses the tangible deliverables provided by PTSC. [***]*.


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5.0 -- Payment

      5.1 For the license granted to Licensee hereunder, Licensee shall pay to PTSC [***]*.

6.0 -- Term and Early Termination

      6.1 This Agreement shall continue in full force and effect commencing with the Effective Date and continuing until the expiration of the last-to-expire patent in PTSC Patent Rights.

Part 7 -- General Provisions

      7.1 Except as required by law, neither PTSC nor Licensee shall originate any publicity, news release, or other public announcement, written or oral, whether to the public press, to stockholders, or otherwise, relating to this Agreement to any amendment thereto or to performance here under or the existence of an arrangement between the parties without the prior written approval of the other party. Neither party shall use the name of the other in any advertising, packaging or other promotional material in connection with the sale of Licensed Product.

      7.2 [***]*.

      7.3 Neither party shall unreasonably withhold its consent or agreement when such consent or agreement is required here under or is requested in good faith by the other party here under.

      7.4 This Agreement is unassignable by either party except with the prior written consent of the other and except that it may be assigned without consent to a corporate successor of Licensee or PTSC or to a person or corporation acquiring all or substantially all of the business and assets of Licensee or PTSC. PTSC shall ensure that any successor or assignee agrees to any covenants set forth herein, else such assignment shall be void.

      7.5 All notices to be given by each party to the other shall be made in writing by fax and confirmed by Registered or Certified Mail, return receipt requested, and addressed, respectively, to the parties at the following:

         To PTSC:          Patriot Scientific Corporation
                           10989 Via Frontera
                           San Diego, CA 92127
                           Attn.: Jeff Wallin, President
                           Fax No. 858-674-5005

         To Licensee:      Advanced Micro Devices Inc.
                           5204 East Ben White
                           Austin, Texas 78741
                           Attn: Harry Wolin,  Senior Vice President
                                 and General Counsel
                           Fax No. 512-602-4932


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      Any notice shall be effective as of its date of receipt.

      7.6(a) This Agreement constitutes the entire agreement between the parties and supersedes all written or oral prior agreements or understandings. No variation or modification of the terms or provisions of this Agreement shall be valid unless in writing and signed by the parties hereto.

      7.6 (b) No right or license is granted by PTSC under this Agreement to Licensee, or by Licensee to PTSC, either expressly or by implication, except those specifically set forth herein.

      7.6(c) Waiver by PTSC of any single default or breach or succession of defaults or breaches by Licensee shall not deprive PTSC of any right arising out of any subsequent default or breach.

      7.6(d) All matters affecting the interpretation, validity, and performance of this Agreement shall be governed by the laws of California applicable to agreements made and to be performed wholly within California but the scope and validity of PTSC Patent Rights or Other Patent shall be governed by U. S. law.

      7.7 The captions herein are solely for convenience of reference and shall not affect the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, PTSC and Licensee have caused this Agreement to be executed in duplicate by their respective duly authorized officers.

Patriot Scientific Corp.

         By:  /S/  JEFFREY E. WALLIN
              --------------------------------
         Name/Title:  Jeffrey E. Wallin
                      CEO

         Date:  February 21, 2005


Advanced Micro Devices Inc.

         By:  /S/  HARRY A. WOLIN
              --------------------------------

         Name/Title:  Harry A. Wolin
                      Senior Vice President and General Counsel

         Date:  February 21, 2005

[***]* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


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                                   APPENDIX A

Patriot Patents:

Number        Issued       Title
------        ------       -----
US6598148     2003-07-22   High performance microprocessor having variable speed
                           system clock
US5809336     1998-09-15   High performance microprocessor having variable speed
                           system clock
US5784584     1998-07-21   High performance microprocessor using instructions
                           that operate within instruction groups
US5659703     1997-08-19   Microprocessor system with hierarchical stack and
                           method of operation
US5604915     1997-02-18   Data processing system having load dependent bus
                           timing
US5530890     1996-06-25   High performance, low cost microprocessor
US5440749     1995-08-08   High performance, low cost microprocessor
                           architecture


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                                   APPENDIX B

      Payment Schedule:

      Date:                     Payment:
      -------------------------------------

      [***]*


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